Exhibit 99.1

National Bank Holdings Corporation Announces Fourth Quarter and Record Full Year 2018 Financial Results

Greenwood Village, Colorado - (PR Newswire) – National Bank Holdings Corporation (NYSE: NBHC) reported:

	For the quarter			For the quarter - adjusted(1)			For the year		For the year - adjusted (1)
	4Q18	3Q18	4Q17	4Q18	3Q18	4Q17	2018	2017	2018	2017
Net income (loss) ($000's)	$17,235	$18,240	$(10,119)	$17,235	$18,240	$9,883	$61,451	$14,579	$67,772	$35,009
Earnings (loss) per share - diluted	$0.55	$0.58	$(0.37)	$0.55	$0.58	$0.36	$1.95	$0.53	$2.16	$1.26
Return on average tangible assets(2)	1.26%	1.35%	(0.78)%	1.26%	1.35%	0.88%	1.15%	0.38%	1.26%	0.82%
Return on average tangible common equity(2)	12.29%	13.39%	(7.41)%	12.29%	13.39%	8.41%	11.60%	3.61%	12.76%	7.75%

(1)	See non-GAAP reconciliations starting on page 14.
(2)	Quarterly ratios are annualized.

In announcing these results, Chief Executive Officer Tim Laney shared, “We delivered record results on multiple fronts during 2018 and I am pleased to announce record full-year earnings of $2.16 per share after adjusting for acquisition costs. These earnings were the result of our intense focus on developing full client relationships.  Our team delivered organic loan growth of 11.7% while maintaining excellent credit quality metrics. This loan growth was fueled by record fourth quarter loan originations of $364.4 million, topping off full-year loan originations of $1.2 billion. We continue to build an attractive book of relationship-based deposits, evidenced by  a 2018 deposit beta of just 8%. My teammates and I also continued to focus on expense management. Adjusted for one-time acquisition expenses, full year expenses were $181.4 million, well below our initial 2018 year guidance of $189 million to $192 million.”

Mr. Laney added, “Our recently announced expansion into the Utah marketplace demonstrates our commitment to investing in and growing our business. My teammates are committed to building high-quality client relationships that will benefit our communities and continue to translate into positive shareholder return. Since 2012, we have repurchased 51% of our Company’s stock, and since our last stock repurchase in October 2016, our stock has outperformed the KBW Regional Banking Index by 29.6% and the Russell 2000 Index by 23.8%.”

 Fourth Quarter 2018 Results

(All comparisons refer to the third quarter of 2018, except as noted)

Net Interest Income

Fully taxable equivalent net interest income totaled $51.8 million and increased $0.9 million, or 7.2% annualized. Fully taxable equivalent net interest margin was 3.99%, widening 0.03% from the prior quarter, driven by 0.11% higher earning asset yields and partially offset by higher cost of funds. In addition, net interest income included $0.6 million in accelerated accretion benefit from early payoffs of 310-30 loans, a benefit of 0.04% to the fully taxable equivalent net interest margin, and compares to a third quarter accelerated accretion benefit of $0.4 million, or a 0.03% benefit to the fully taxable equivalent net interest margin.

Loans

Originated loans and acquired loans not accounted for under 310-30 (“acquired loans”) exceeded $4.0 billion for the first time in the Company’s history at December 31, 2018, increasing $191.0 million, or 19.8% annualized, led by originated and acquired commercial loan growth of $204.3 million, or 33.5% annualized. Total fourth quarter loan originations were a record $364.4 million, led by commercial loan originations of $269.7 million, which increased 43.3% compared to the prior quarter. The fully taxable equivalent yield on originated loans outstanding increased 0.19% during the fourth quarter to 4.69% due to higher new loan yields and increases in short-term market rates.

Asset Quality and Provision for Loan Losses

Provision for loan losses of $2.5 million was recorded during the quarter to support originated loan growth. Annualized net charge-offs on originated and acquired loans totaled 0.06%, compared to annualized net recoveries of 0.08% in the prior quarter and net charge-offs of 0.02% for the year. Non-performing originated and acquired loans (comprised of non-accrual loans and non-accrual TDRs) were 0.61% of total originated and acquired loans, compared to 0.64% at September 30, 2018. The originated and acquired allowance for loan losses was 0.88%, consistent with the prior quarter.

Acquired problem loans accounted for under 310-30 totaled $70.9 million at December 31, 2018 and decreased $4.0 million from the third quarter. The life-to-date economic benefit of the accretable yield transfers, net of impairments, on 310-30 loans totals $292.8 million. Other real estate owned totaled $10.6 million at December 31, 2018 and decreased $24.5 million from September 30, 2018, or 69.8%. This decrease was driven by the sale of one large property that was previously an acquired 310-30 loan, which was transferred to OREO during the second quarter of 2018, as part of the asset resolution process.

Deposits

Average transaction deposits (defined as total deposits less time deposits) increased $11.4 million, or 1.3% annualized, driven by an increase in average non-interest bearing demand deposits of $7.6 million, or 2.8% annualized. Average total deposits decreased $15.8 million to $4.6 billion, or 1.4% annualized. The cost of deposits was 0.52%, an increase of 0.05% from the prior quarter and 0.08% over the fourth quarter last year.

Non-Interest Income

Non-interest income totaled $15.3 million and decreased $2.7 million primarily due to lower mortgage banking income of $2.4 million, driven by lower levels of 1-4 family mortgage loans sold in the secondary market. Service charges and bank card fees increased a combined $0.1 million and were offset by $0.4 million lower other non-interest income, driven by fair value losses on insurance policies.

Non-Interest Expense

Non-interest expense totaled $42.9 million and decreased $1.6 million from the prior quarter, primarily driven by $1.1 million lower salaries and benefits due to lower mortgage commissions directly related to the decline in mortgage loan volume and lower payroll taxes, $0.5 million lower occupancy and equipment expenses and $0.2 million lower intangible asset amortization.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. The leverage ratio at December 31, 2018 for the consolidated company and NBH Bank was 10.51% and 9.04%, respectively.  Shareholders’ equity totaled $695.0 million at December 31, 2018 and increased $21.9 million from the prior quarter end. The increase in shareholders’ equity was due to higher retained earnings and lower accumulated other comprehensive loss, driven by the fair market value fluctuations of the available-for-sale investment securities portfolio.

Common book value per share increased $0.71 to $22.59 at December 31, 2018. The tangible common book value per share was $18.77 at December 31, 2018 and increased $0.73 due to the increase in retained earnings and decrease in accumulated other comprehensive loss, partially offset by dividends paid. Excluding accumulated other comprehensive loss, the tangible book value increased $0.43 to $19.13.

A common convention in the industry is to add the value of the accretable yield to the tangible book value per share. The value of the December 31, 2018 accretable yield balance on the 310-30 loans of $35.9 million would add $0.89 after-tax to the tangible book value per share. A more conservative methodology that management uses values the excess yield above 5.0% and then considers the timing of the excess accreted interest income recognition discounted at 5.0%. This would add $0.63 after-tax to our tangible book value per share as of December 31, 2018, resulting in a tangible common book value per share of $19.40.

Year-Over-Year Review

(All comparisons refer to the full year 2017, except as noted)

Fully taxable equivalent net interest income totaled $201.9 million in 2018 and increased $49.8 million, or 32.7%. Average earning assets increased $778.4 million, or 17.9%, driven by originated loan growth and the Peoples acquisition. The fully taxable equivalent net interest margin widened 0.43% to 3.93% as the yield on earning assets increased 0.49%, led by a 0.44% increase in the originated loan portfolio yields due to short-term rate increases, partially offset by an increase in the cost of deposits of 0.04% from 0.41% to 0.45%.

Loan balances at December 31, 2018 totaled $4.1 billion and increased $913.4 million, or 28.7%, while originated and acquired loans outstanding totaled $4.0 billion and increased $963.1 million, or 31.5%, driven by Peoples acquired loans and an increase in originated loans of $615.6 million, or 20.8%. New loan originations for the year totaled a record $1.2 billion, led by commercial loan originations of $909.6 million. The 310-30 loan portfolio declined $49.7 million, or 41.2%, to $70.9 million at December 31, 2018.

Total deposits averaged $4.6 billion during 2018, increasing $717.7 million, or 18.3%. The growth in deposits was primarily driven by the Peoples acquisition, which added $730 million in total deposits on January 1, 2018, and transaction deposit growth, partially offset by the sale of four banking centers in the second quarter 2017. The mix of transaction deposits to total deposits improved to 76.2% from 71.9% the prior year.

Provision for loan loss expense on originated and acquired loans was $5.0 million during 2018, compared to $13.1 million last year. Net charge-offs on originated and acquired loans totaled 0.02%, compared to 0.38% last year. Non-performing originated and acquired loans decreased to 0.61% from 0.69% the prior year. The originated and acquired allowance for loan losses totaled 0.88% of total originated and acquired loans compared to 1.02% at December 31, 2017 and decreased as the acquired loans from the Peoples acquisition were recorded at fair value.

Non-interest income was $70.8 million during 2018, representing an increase of $31.6 million, primarily due to the Peoples acquisition. Service charges and bank card interchange fees grew $5.9 million due to organic growth and the addition of the Peoples’ client base. Mortgage banking income increased $28.0 million, primarily due to increased gain on sale of mortgages from the acquisition of the Peoples mortgage business. OREO related income increased $0.5 million compared to the prior year. Other non-interest income decreased $2.8 million, primarily driven by a gain on the sale of banking centers during 2017.

Non-interest expense totaled $189.3 million during 2018, representing an increase of $52.7 million, primarily driven by the Peoples acquisition. Included in non-interest expense is $8.0 million of acquisition costs, or $6.3 million after-tax.

Income tax expense totaled $12.2 million during 2018 compared to $21.3 million during 2017, a decrease of $9.1 million. Included in income tax expense was $1.3 million and $4.2 million of tax benefits from stock compensation activity during 2018 and 2017, respectively. In addition, income tax expense during 2017 included an $18.5 million non-cash, one-time charge related to the deferred tax asset re-measurement, due to the Tax Cuts and Jobs Act (the “Act”). Adjusting for the above mentioned stock compensation activity and deferred tax assets re-measurement, the effective tax rate for 2018 would be 18.3% compared to an adjusted 2017 rate of 19.7%. The effective tax rate is lower compared to the prior year primarily due to the Act, which, among other items, reduced the federal corporate tax rate to 21% effective January 1, 2018.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Friday, January 25, 2019. Interested parties may listen to this call by dialing (877) 272-6762 / (615) 800-6832 (International) using the Conference ID of 1148965 and asking for the NBHC Fourth Quarter Earnings conference call. A telephonic replay of the call will be available beginning approximately four hours after the call’s completion through February 8, 2019, by dialing (855) 859-2056 (United States) / (404) 537-3406 (International) using the Conference ID of 1148965. The earnings release and an on-line replay of the call will also be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “return on average tangible common equity,” “tangible common book value,” “tangible common book value per share,” “tangible common equity,” “tangible common equity to tangible assets,” “adjusted efficiency ratio,” “adjusted non-interest expense,” “adjusted non-interest expense to average assets,” “adjusted net income,” “adjusted earnings per share - diluted,” “adjusted return on average tangible assets,” “adjusted return on average tangible common equity,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality client service and committed to shareholder results. Through its bank subsidiary, NBH Bank, National Bank Holdings Corporation operates a network of 104 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. The bank’s core geographic footprint consists of Colorado, the greater Kansas City region, New Mexico, Texas and Utah. NBH Bank operates under the following brand names: Bank Midwest in Kansas and Missouri, Community Banks of Colorado in Colorado and Hillcrest Bank in New Mexico, Texas and Utah. It also operates as Community Banks Mortgage, a division of NBH Bank, in Arizona, Colorado and Utah. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: bankmw.com, cobnks.com, hillcrestbank.com or nbhbank.com. Or, follow us on any of our social media sites:

Bank Midwest: facebook.com/bankmw, twitter.com/bank_mw, instagram.com/bankmw;

Community Banks of Colorado: facebook.com/cobnks, twitter.com/cobnks, instagram.com/cobnks;

Hillcrest Bank: facebook.com/hillcrestbank, twitter.com/hillcrest_bank;

NBH Bank: twitter.com/nbhbank;

or connect with any of our brands on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: ability to execute our business strategy; business and economic conditions; effects of a prolonged government shutdown; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services; the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from the Company's bank subsidiary; changes in estimates of future loan reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors: Aldis Birkans, Chief Financial Officer, Treasurer, (720) 529-3314, ir@nationalbankholdings.com

Media: Whitney Bartelli, Chief Marketing Officer, (816) 298-2203, media@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Total interest and dividend income	$57,780	$55,909	$41,889	$221,391	$164,421
Total interest expense	7,148	6,137	4,976	23,954	18,115
Net interest income	50,632	49,772	36,913	197,437	146,306
Taxable equivalent adjustment	1,195	1,126	1,676	4,482	5,852
Net interest income FTE(1)	51,827	50,898	38,589	201,919	152,158
Provision for loan losses	2,476	807	3,272	5,197	12,972
Net interest income after provision for loan losses FTE(1)	49,351	50,091	35,317	196,722	139,186
Non-interest income:
Service charges	4,619	4,592	4,058	18,092	14,634
Bank card fees	3,769	3,686	3,012	14,489	12,026
Mortgage banking income	5,406	7,819	438	30,107	2,154
Other non-interest income	1,519	1,892	1,387	7,170	9,953
OREO related income (expense)	4	72	(12)	917	438
Total non-interest income	15,317	18,061	8,883	70,775	39,205
Non-interest expense:
Salaries and benefits	27,029	28,127	20,526	114,939	80,188
Occupancy and equipment	6,423	6,925	5,107	28,493	20,994
Professional fees	1,373	1,117	890	6,059	3,330
Other non-interest expense	7,453	7,537	7,564	35,612	26,979
Problem asset workout	328	665	606	2,549	3,994
Gain on sale of OREO, net	(102)	(450)	(1,897)	(488)	(4,150)
Core deposit intangible asset amortization	353	511	1,232	2,170	5,342
Total non-interest expense	42,857	44,432	34,028	189,334	136,677

Income before income taxes FTE(1)	21,811	23,720	10,172	78,163	41,714
Taxable equivalent adjustment	1,195	1,126	1,676	4,482	5,852
Income before income taxes	20,616	22,594	8,496	73,681	35,862
Income tax expense	3,381	4,354	18,615	12,230	21,283
Net income	$17,235	$18,240	$(10,119)	$61,451	$14,579
Earnings (loss) per share - basic	$0.56	$0.59	$(0.37)	$2.00	$0.54
Earnings (loss) per share - diluted	$0.55	$0.58	$(0.37)	$1.95	$0.53

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21%, 21% and 35% for the three months ended December 31, 2018, September 30, 2018, and December 31, 2017, respectively, and federal tax rate of 21% and 35% for the years ended December 31, 2018 and December 31, 2017, respectively. See non-GAAP reconciliations starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	December 31, 2018	September 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$109,556	$111,459	$257,364
Investment securities available-for-sale	791,102	796,549	855,345
Investment securities held-to-maturity	235,398	249,464	258,730
Non-marketable securities	27,555	16,975	15,030
Loans	4,092,308	3,905,311	3,178,947
Allowance for loan losses	(35,692)	(33,813)	(31,264)
Loans, net	4,056,616	3,871,498	3,147,683
Loans held for sale	48,120	80,506	4,629
Other real estate owned	10,596	35,135	10,491
Premises and equipment, net	109,986	110,824	93,708
Goodwill	115,027	115,027	59,630
Intangible assets, net	13,470	13,937	1,607
Other assets	159,240	183,730	139,248
Total assets	$5,676,666	$5,585,104	$4,843,465
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$1,072,029	$1,089,631	$902,439
Interest bearing demand deposits	688,255	675,213	474,607
Savings and money market	1,694,808	1,729,563	1,484,463
Total transaction deposits	3,455,092	3,494,407	2,861,509
Time deposits	1,080,529	1,119,625	1,118,050
Total deposits	4,535,621	4,614,032	3,979,559
Securities sold under agreements to repurchase	66,047	55,695	130,463
Federal Home Loan Bank advances	301,660	144,540	129,115
Other liabilities	78,332	97,772	71,921
Total liabilities	4,981,660	4,912,039	4,311,058
Shareholders' equity:
Common stock	515	515	515
Additional paid in capital	1,014,399	1,013,314	970,668
Retained earnings	106,990	95,055	60,795
Treasury stock	(415,623)	(415,605)	(493,329)
Accumulated other comprehensive loss, net of tax	(11,275)	(20,214)	(6,242)
Total shareholders' equity	695,006	673,065	532,407
Total liabilities and shareholders' equity	$5,676,666	$5,585,104	$4,843,465
SHARE DATA
Average basic shares outstanding	30,888,238	30,869,683	27,007,799
Average diluted shares outstanding	31,492,342	31,540,716	27,007,799
Ending shares outstanding	30,769,063	30,759,595	26,875,585
Common book value per share	$22.59	$21.88	$19.81
Tangible common book value per share(1)	$18.77	$18.04	$17.94
Tangible common book value per share, excluding accumulated other comprehensive loss(1)	$19.13	$18.70	$18.17
CAPITAL RATIOS
Average equity to average assets	12.15%	12.02%	11.41%
Tangible common equity to tangible assets(1)	10.39%	10.15%	10.06%
Leverage ratio	10.51%	10.31%	9.83%
Tier 1 risk-based capital ratio	12.91%	12.87%	12.94%
Total risk-based capital ratio	13.79%	13.75%	13.82%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			December 31, 2018		December 31, 2018
			vs. September 30, 2018		vs. December 31, 2017
	December 31, 2018	September 30, 2018	% Change	December 31, 2017	% Change
Originated:
Commercial:
Commercial and industrial	$1,877,221	$1,693,456	10.9%	$1,375,028	36.5%
Owner-occupied commercial real estate	337,258	313,711	7.5%	264,357	27.6%
Agriculture	217,294	207,990	4.5%	135,397	60.5%
Energy	49,204	42,620	15.4%	57,460	(14.4)%
Total commercial	2,480,977	2,257,777	9.9%	1,832,242	35.4%
Commercial real estate non-owner occupied	407,431	407,786	(0.1)%	464,121	(12.2)%
Residential real estate	657,633	635,360	3.5%	633,578	3.8%
Consumer	22,895	24,246	(5.6)%	23,398	(2.1)%
Total originated	3,568,936	3,325,169	7.3%	2,953,339	20.8%

Acquired:
Commercial:
Commercial and industrial	53,926	61,150	(11.8)%	994	5,325.2%
Owner-occupied commercial real estate	84,408	94,990	(11.1)%	8,396	905.3%
Agriculture	4,862	5,916	(17.8)%	3,498	39.0%
Total commercial	143,196	162,056	(11.6)%	12,888	1,011.1%
Commercial real estate non-owner occupied	144,388	161,615	(10.7)%	21,020	586.9%
Residential real estate	163,187	179,146	(8.9)%	69,900	133.5%
Consumer	1,722	2,404	(28.4)%	1,177	46.3%
Total acquired	452,493	505,221	(10.4)%	104,985	331.0%

ASC 310-30 loans	70,879	74,921	(5.4)%	120,623	(41.2)%
Total loans	$4,092,308	$3,905,311	4.8%	$3,178,947	28.7%

Originated and Acquired Loan Balances by Loan Segment

			December 31, 2018		December 31, 2018
			vs. September 30, 2018		vs. December 31, 2017
	December 31, 2018	September 30, 2018	% Change	December 31, 2017	% Change
Commercial	$2,624,173	$2,419,833	8.4%	$1,845,130	42.2%
Commercial real estate non-owner occupied	551,819	569,401	(3.1)%	485,141	13.7%
Residential real estate	820,820	814,506	0.8%	703,478	16.7%
Consumer	24,617	26,650	(7.6)%	24,575	0.2%
Total originated and acquired loans	$4,021,429	$3,830,390	5.0%	$3,058,324	31.5%

Originations(1)

	Fourth quarter	Third quarter	Second quarter	First quarter	Fourth quarter
	2018	2018	2018	2018	2017
Commercial:
Commercial and industrial	$213,335	$123,440	$232,643	$123,984	$167,699
Owner occupied commercial real estate	34,727	35,549	19,009	23,576	8,937
Agriculture	14,046	23,833	38,220	25,873	14,050
Energy	7,640	5,412	(929)	(10,778)	(8,121)
Total commercial	269,748	188,234	288,943	162,655	182,565
Commercial real estate non-owner occupied	41,031	42,300	28,316	20,694	21,323
Residential real estate	51,017	40,293	30,259	21,698	25,995
Consumer	2,592	3,797	3,588	3,238	1,815
Total	$364,388	$274,624	$351,106	$208,285	$231,698

(1)

Originations are defined as closed end funded loans and net fundings under revolving lines of credit. Net funding under revolving lines of credit were  $6,263, $34,070, $151,888, $59,236, and $65,686 as of the fourth quarter 2018, third quarter 2018, second quarter 2018, first quarter 2018 and fourth quarter 2017, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	December 31, 2018			September 30, 2018			December 31, 2017
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$3,409,996	$40,347	4.69%	$3,215,369	$36,496	4.50%	$2,905,810	$30,205	4.12%
Acquired loans	482,774	7,102	5.84%	533,261	7,891	5.87%	109,420	1,698	6.16%
ASC 310-30 loans	72,634	4,146	22.83%	80,629	4,785	23.74%	122,175	4,787	15.67%
Loans held for sale	56,714	730	5.11%	99,933	1,134	4.50%	6,935	117	6.69%
Investment securities available-for-sale	826,462	4,396	2.13%	858,469	4,482	2.09%	817,024	3,885	1.90%
Investment securities held-to-maturity	243,421	1,724	2.83%	259,169	1,807	2.79%	268,353	1,848	2.75%
Other securities	21,457	335	6.25%	18,048	269	5.96%	15,075	220	5.84%
Interest earning deposits and securities purchased under agreements to resell	39,476	195	1.96%	39,259	171	1.73%	250,859	805	1.27%
Total interest earning assets FTE(2)	$5,152,934	$58,975	4.54%	$5,104,137	$57,035	4.43%	$4,495,651	$43,565	3.84%
Cash and due from banks	$79,747			$80,334			$70,804
Other assets	422,136			424,873			309,604
Allowance for loan losses	(34,366)			(33,024)			(30,321)
Total assets	$5,620,451			$5,576,320			$4,845,738
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,415,627	$2,716	0.45%	$2,411,875	$2,269	0.37%	$1,957,306	$1,709	0.35%
Time deposits	1,099,205	3,375	1.22%	1,126,377	3,183	1.12%	1,128,069	2,704	0.95%
Securities sold under agreements to repurchase	63,837	158	0.98%	59,214	51	0.34%	98,218	45	0.18%
Federal Home Loan Bank advances	160,575	899	2.22%	129,542	634	1.94%	129,115	518	1.59%
Total interest bearing liabilities	$3,739,244	$7,148	0.76%	$3,727,008	$6,137	0.65%	$3,312,708	$4,976	0.60%
Demand deposits	$1,104,411			$1,096,780			$933,657
Other liabilities	94,070			82,017			46,563
Total liabilities	4,937,725			4,905,805			4,292,928
Shareholders' equity	682,726			670,515			552,810
Total liabilities and shareholders' equity	$5,620,451			$5,576,320			$4,845,738
Net interest income FTE(2)		$51,827			$50,898			$38,589
Interest rate spread FTE(2)			3.78%			3.78%			3.24%
Net interest earning assets	$1,413,690			$1,377,129			$1,182,943
Net interest margin FTE(2)			3.99%			3.96%			3.41%
Average transaction deposits	$3,520,038			$3,508,655			$2,890,963
Average total deposits	$4,619,243			$4,635,032			$4,019,032
Ratio of average interest earning assets to average interest bearing liabilities	137.81%			136.95%			135.71%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%, 21% and 35% for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively. The tax equivalent adjustments included above are $1,195, $1,126 and $1,676 for the three months ended December 31, 2018, September 30, 2018 and December 31 2017, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the year ended December 31, 2018			For the year ended December 31, 2017
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$3,166,374	$142,461	4.50%	$2,779,344	$112,817	4.06%
Acquired loans	562,443	32,610	5.80%	117,972	7,256	6.15%
ASC 310-30 loans	90,786	19,155	21.10%	132,130	22,505	17.03%
Loans held for sale	73,644	3,380	4.59%	8,231	523	6.35%
Investment securities available-for-sale	883,737	18,493	2.09%	875,430	16,615	1.90%
Investment securities held-to-maturity	258,809	7,252	2.80%	296,093	8,226	2.78%
Other securities	18,093	1,096	6.06%	15,249	839	5.50%
Interest earning deposits and securities purchased under agreements to resell	77,808	1,426	1.83%	128,871	1,492	1.16%
Total interest earning assets FTE(2)	$5,131,694	$225,873	4.40%	$4,353,320	$170,273	3.91%
Cash and due from banks	$88,847			$67,993
Other assets	419,607			315,660
Allowance for loan losses	(32,616)			(31,732)
Total assets	$5,607,532			$4,705,241
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,418,326	$8,758	0.36%	$1,895,852	$6,003	0.32%
Time deposits	1,132,748	12,283	1.08%	1,146,380	10,169	0.89%
Securities sold under agreements to repurchase	87,691	295	0.34%	88,390	164	0.19%
Federal Home Loan Bank advances	133,932	2,618	1.95%	113,433	1,779	1.57%
Total interest bearing liabilities	$3,772,697	$23,954	0.63%	$3,244,055	$18,115	0.56%
Demand deposits	$1,082,158			$873,265
Other liabilities	90,257			41,205
Total liabilities	4,945,112			4,158,525
Shareholders' equity	662,420			546,716
Total liabilities and shareholders' equity	$5,607,532			$4,705,241
Net interest income FTE(2)		$201,919			$152,158
Interest rate spread FTE(2)			3.77%			3.35%
Net interest earning assets	$1,358,997			$1,109,265
Net interest margin FTE(2)			3.93%			3.50%
Average transaction deposits	$3,500,484			$2,769,117
Average total deposits	$4,633,232			$3,915,497
Ratio of average interest earning assets to average interest bearing liabilities	136.02%			134.19%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21% and 35% for the years ended December 31, 2018 and December 31, 2017, respectively. The tax equivalent adjustments included above are $4,482 and $5,852 for the years ended December 31, 2018 and December 31, 2017, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Loan Losses and Asset Quality

(Dollars in thousands)

Allowance for Loan Losses Analysis

	As of and for the three months ended
	December 31, 2018			September 30, 2018			December 31, 2017
	ASC	Originated		ASC	Originated		ASC	Originated
	310-30	and acquired		310-30	and acquired		310-30	and acquired
	loans	loans	Total	loans	loans	Total	loans	loans	Total
Beginning allowance for loan losses	$207	$33,606	$33,813	$201	$32,029	$32,230	$—	$30,047	$30,047
Charge-offs	—	(652)	(652)	—	(394)	(394)	—	(2,139)	(2,139)
Recoveries	—	55	55	—	1,170	1,170	—	84	84
Provision	24	2,452	2,476	6	801	807	71	3,201	3,272
Ending ALL	$231	$35,461	$35,692	$207	$33,606	$33,813	$71	$31,193	$31,264
Ratio of annualized net charge-offs (recoveries) to average total loans during the period, respectively	0.00%	0.06%	0.06%	0.00%	(0.08)%	(0.08)%	0.00%	0.27%	0.26%
Ratio of ALL to total loans outstanding at period end, respectively	0.33%	0.88%	0.87%	0.28%	0.88%	0.87%	0.06%	1.02%	0.98%
Ratio of ALL to total non-performing loans at period end, respectively(1)	0.00%	145.00%	145.94%	0.00%	137.40%	138.25%	0.00%	148.54%	148.88%
Total loans	$70,879	$4,021,429	$4,092,308	$74,921	$3,830,390	$3,905,311	$120,623	$3,058,324	$3,178,947
Average total loans during the period	$72,634	$3,892,770	$3,965,404	$80,629	$3,748,630	$3,829,258	$122,175	$3,015,230	$3,137,405
Total non-performing loans(1)	$—	$24,456	$24,456	$—	$24,458	$24,458	$—	$21,000	$21,000

(1)

Loans accounted for under ASC 310-30 may be considered performing, regardless of past due status, if the timing and expected cash flows on these loans can be reasonably estimated and if collection of the new carrying value is expected.

Originated and Acquired Loans

	December 31, 2018	September 30, 2018	December 31, 2017
Loans 30-89 days past due and still accruing interest	$4,610	$7,915	$3,681
Loans 90 days past due and still accruing interest	895	560	150
Non-accrual loans	24,456	24,458	21,000
Total past due and non-accrual loans	$29,961	$32,933	$24,831
Total 90 days past due and still accruing interest and non-accrual loans to total originated and acquired loans	0.63%	0.65%	0.69%
Total non-accrual loans to total originated and acquired loans	0.61%	0.64%	0.69%

NATIONAL BANK HOLDINGS CORPORATION

Asset Quality

(Dollars in thousands)

Asset Quality Data

	December 31, 2018	September 30, 2018	December 31, 2017
Non-performing loans	$24,456	$24,458	$21,000
OREO:
Originated and acquired	4,992	5,293	4,668
Transferred from 310-30 loans	5,604	29,842	5,823
Total OREO	10,596	35,135	10,491
Total non-performing assets	$35,052	$59,593	$31,491
Accruing restructured loans	$5,944	$7,770	$8,461
Total non-performing loans to total loans	0.60%	0.63%	0.66%
Total non-performing assets to total loans and OREO	0.85%	1.51%	0.99%
Total non-performing assets (excluding OREO transferred from 310-30 loans) to total loans and OREO (excluding OREO transferred from 310-30)	0.72%	0.76%	0.81%

Changes in Accretable Yield

	For the three months ended			Life-to-date
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018
Accretable yield at beginning of period	$39,700	$42,702	$51,548	$—
Additions through acquisitions	—	—	—	214,996
Reclassification from non-accretable difference to accretable yield	681	2,017	1,702	292,796
Reclassification to non-accretable difference from accretable yield	(334)	(234)	(1,895)	(37,831)
Accretion	(4,146)	(4,785)	(4,787)	(434,060)
Accretable yield at end of period	$35,901	$39,700	$46,568	$35,901

NATIONAL BANK HOLDINGS CORPORATION

Key Ratios

	As of and for the three months ended			As of and for the year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Key Ratios(1)
Return on average assets	1.22%	1.30%	(0.83)%	1.10%	0.31%
Return on average tangible assets(2)	1.26%	1.35%	(0.78)%	1.15%	0.38%
Return on average tangible assets, adjusted(2)	1.26%	1.35%	0.88%	1.26%	0.82%
Return on average equity	10.02%	10.79%	(7.26)%	9.28%	2.67%
Return on average tangible common equity(2)	12.29%	13.39%	(7.41)%	11.60%	3.61%
Return on average tangible common equity, adjusted(2)	12.29%	13.39%	8.41%	12.76%	7.75%
Loans to deposits ratio (end of period)	90.23%	84.64%	80.00%	90.23%	80.00%
Non-interest bearing deposits to total deposits (end of period)	23.64%	23.62%	22.68%	23.64%	22.68%
Net interest margin(4)	3.90%	3.87%	3.26%	3.85%	3.36%
Net interest margin FTE(2)(4)	3.99%	3.96%	3.41%	3.93%	3.50%
Interest rate spread FTE(5)	3.78%	3.78%	3.24%	3.77%	3.35%
Yield on earning assets(3)	4.45%	4.35%	3.70%	4.31%	3.78%
Yield on earning assets FTE(2)(3)	4.54%	4.43%	3.84%	4.40%	3.91%
Cost of interest bearing liabilities(3)	0.76%	0.65%	0.60%	0.63%	0.56%
Cost of deposits	0.52%	0.47%	0.44%	0.45%	0.41%
Non-interest income to total revenue FTE	22.81%	26.19%	18.71%	25.95%	20.49%
Non-interest expense to average assets	3.03%	3.16%	2.79%	3.38%	2.90%
Non-interest expense to average assets, adjusted(2)	3.03%	3.16%	2.58%	3.23%	2.84%
Efficiency ratio	64.45%	64.75%	71.61%	69.78%	70.80%
Efficiency ratio FTE(2)	63.30%	63.69%	69.08%	68.64%	68.63%
Efficiency ratio FTE, adjusted for acquisition-related costs(2)	63.30%	63.69%	63.84%	65.72%	66.97%

Originated and Acquired Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total originated and acquired loans	0.61%	0.64%	0.69%	0.61%	0.69%
Allowance for loan losses to total originated and acquired loans	0.88%	0.88%	1.02%	0.88%	1.02%
Allowance for loan losses to non-performing loans	145.00%	137.40%	148.54%	145.00%	148.54%
Net charge-offs (recoveries) to average loans(1)	0.06%	(0.08)%	0.27%	0.02%	0.38%

Total Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total loans	0.60%	0.63%	0.66%	0.60%	0.66%
Non-performing assets to total loans and OREO	0.85%	1.51%	0.99%	0.85%	0.99%
Allowance for loan losses to total loans	0.87%	0.87%	0.98%	0.87%	0.98%
Allowance for loan losses to non-performing loans	145.94%	138.25%	148.88%	145.94%	148.88%
Net charge-offs (recoveries) to average loans(1)	0.06%	(0.08)%	0.26%	0.02%	0.36%

(1)	Quarterly ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations below.
(3)

Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities are excluded from interest earning assets. Interest bearing liabilities include liabilities that must be paid interest.

(4)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(5)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(6)

Non-performing loans consist of non-accruing loans and restructured loans on non-accrual, but exclude any loans accounted for under ASC 310-30 in which the pool is still performing. These ratios may, therefore, not be comparable to similar ratios of our peers.

(7)	Non-performing assets include non-performing loans, other real estate owned and other repossessed assets.
(8)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	December 31, 2018	September 30, 2018	December 31, 2017
Total shareholders' equity	$695,006	$673,065	$532,407
Less: goodwill and core deposit intangible assets, net	(124,941)	(125,294)	(61,237)
Add: deferred tax liability related to goodwill	7,327	7,098	10,873
Tangible common equity (non-GAAP)	$577,392	$554,869	$482,043

Total assets	$5,676,666	$5,585,104	$4,843,465
Less: goodwill and core deposit intangible assets, net	(124,941)	(125,294)	(61,237)
Add: deferred tax liability related to goodwill	7,327	7,098	10,873
Tangible assets (non-GAAP)	$5,559,052	$5,466,908	$4,793,101

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	12.24%	12.05%	10.99%
Less: impact of goodwill and core deposit intangible assets, net	(1.85)%	(1.90)%	(0.93)%
Tangible common equity to tangible assets (non-GAAP)	10.39%	10.15%	10.06%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$577,392	$554,869	$482,043
Divided by: ending shares outstanding	30,769,063	30,759,595	26,875,585
Tangible common book value per share (non-GAAP)	$18.77	$18.04	$17.94

Tangible common book value per share, excluding accumulated other comprehensive loss calculations:
Tangible common equity (non-GAAP)	$577,392	$554,869	$482,043
Accumulated other comprehensive loss, net of tax	11,275	20,214	6,242
Tangible common book value, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	588,667	575,083	488,285
Divided by: ending shares outstanding	30,769,063	30,759,595	26,875,585
Tangible common book value per share, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	$19.13	$18.70	$18.17

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the year ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net income	$17,235	$18,240	$(10,119)	$61,451	$14,579
Add: impact of core deposit intangible amortization expense, after tax	268	388	752	1,649	3,259
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$17,503	$18,628	$(9,367)	$63,100	$17,838

Average assets	$5,620,451	$5,576,320	$4,845,738	$5,607,532	$4,705,241
Less: average goodwill and core deposit intangible asset, net of deferred tax liability related to goodwill	(117,760)	(118,435)	(50,945)	(118,546)	(52,958)
Average tangible assets (non-GAAP)	$5,502,691	$5,457,885	$4,794,793	$5,488,986	$4,652,283

Average shareholders' equity	$682,726	$670,515	$552,810	$662,420	$546,716
Less: average goodwill and core deposit intangible assets, net of deferred tax liability related to goodwill	(117,760)	(118,435)	(50,945)	(118,546)	(52,958)
Average tangible common equity (non-GAAP)	$564,966	$552,080	$501,865	$543,874	$493,758

Return on average assets	1.22%	1.30%	(0.83)%	1.10%	0.31%
Return on average tangible assets (non-GAAP)	1.26%	1.35%	(0.78)%	1.15%	0.38%
Return on average equity	10.02%	10.79%	(7.26)%	9.28%	2.67%
Return on average tangible common equity (non-GAAP)	12.29%	13.39%	(7.41)%	11.60%	3.61%

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended			As of and for the year ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Interest income	$57,780	$55,909	$41,889	$221,391	$164,421
Add: impact of taxable equivalent adjustment	1,195	1,126	1,676	4,482	5,852
Interest income FTE (non-GAAP)	$58,975	$57,035	$43,565	$225,873	$170,273

Net interest income	$50,632	$49,772	$36,913	$197,437	$146,306
Add: impact of taxable equivalent adjustment	1,195	1,126	1,676	4,482	5,852
Net interest income FTE (non-GAAP)	$51,827	$50,898	$38,589	$201,919	$152,158

Average earning assets	$5,152,934	$5,104,137	$4,495,651	$5,131,694	$4,353,320
Yield on earning assets	4.45%	4.35%	3.70%	4.31%	3.78%
Yield on earning assets FTE (non-GAAP)	4.54%	4.43%	3.84%	4.40%	3.91%
Net interest margin	3.90%	3.87%	3.26%	3.85%	3.36%
Net interest margin FTE (non-GAAP)	3.99%	3.96%	3.41%	3.93%	3.50%

Efficiency Ratio

	As of and for the three months ended			As of and for the year ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net interest income	$50,632	$49,772	$36,913	$197,437	$146,306
Add: impact of taxable equivalent adjustment	1,195	1,126	1,676	4,482	5,852
Net interest income, FTE (non-GAAP)	$51,827	$50,898	$38,589	$201,919	$152,158

Non-interest income	$15,317	$18,061	$8,883	$70,775	$39,205

Non-interest expense	$42,857	$44,432	$34,028	$189,334	$136,677
Less: core deposit intangible asset amortization	(353)	(511)	(1,232)	(2,170)	(5,342)
Non-interest expense, adjusted for core deposit intangible asset amortization	$42,504	$43,921	$32,796	$187,164	$131,335

Non-interest expense, adjusted for core deposit intangible asset amortization	$42,504	$43,921	$32,796	$187,164	$131,335
Acquisition related expenses (1)	—	—	(2,001)	(7,957)	(2,691)
Tax reform bonuses(2)	—	—	(491)	—	(491)
Adjusted non-interest expense (non-GAAP)	$42,504	$43,921	$30,304	$179,207	$128,153

Efficiency ratio	64.45%	64.75%	71.61%	69.78%	70.80%
Efficiency ratio FTE (non-GAAP)	63.30%	63.69%	69.08%	68.64%	68.63%
Adjusted efficiency ratio FTE (non-GAAP)	63.30%	63.69%	63.84%	65.72%	66.97%

(1) Represents non-recurring acquisition expense related to the Peoples acquisition.

(2) Represents a special $1,000 bonus payment to 491 associates made in connection with the Tax Cuts and Jobs Act enacted in 2017.

Adjusted Financial Results

	As of and for the three months ended			As of and for the year ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Adjustments to net income (loss):
Net income (loss)	$17,235	$18,240	$(10,119)	$61,451	$14,579
Adjustments(1)	—	—	20,002	6,321	20,430
Adjusted net income (non-GAAP)	$17,235	$18,240	$9,883	$67,772	$35,009

Adjustments to income (loss) per share:
Earnings (loss) per share - diluted	$0.55	$0.58	$(0.37)	$1.95	$0.53
Adjustments(1)	—	—	0.73	0.21	0.73
Adjusted earnings per share - diluted (non-GAAP)	$0.55	$0.58	$0.36	$2.16	$1.26

Adjustments to return on average tangible assets:
Adjusted net income (non-GAAP)	$17,235	$18,240	$9,883	$67,772	$35,009
Add: impact of core deposit intangible amortization expense, after tax	268	388	752	1,649	3,259
Net income adjusted for impact of core deposit intangible amortization expense, after tax	17,503	18,628	10,635	69,421	38,268
Average tangible assets (non-GAAP)	5,502,691	5,457,885	4,794,793	5,488,986	4,652,283
Adjusted return on average tangible assets (non-GAAP)	1.26%	1.35%	0.88%	1.26%	0.82%

Adjustments to return on average tangible common equity:
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$17,503	$18,628	$10,635	$69,421	$38,268
Average tangible common equity (non-GAAP)	564,966	552,080	501,865	543,874	493,758
Adjusted return on average tangible common equity (non-GAAP)	12.29%	13.39%	8.41%	12.76%	7.75%

Adjustments to non-interest expense:
Non-interest expense	$42,857	$44,432	$34,028	$189,334	$136,677
Adjustments(1)	—	—	2,492	7,957	3,182
Adjusted non-interest expense (non-GAAP)	42,857	44,432	31,536	181,377	133,495
Non-interest expense to average assets, adjusted (non-GAAP)	3.03%	3.16%	2.58%	3.23%	2.84%

(1) Adjustments:
Non-interest expense adjustments:
Acquisition-related(2)	$—	$—	$2,001	$7,957	$2,691
Tax reform bonuses(3)	—	—	491	—	491
Total pre-tax adjustments (non-GAAP)	—	—	2,492	7,957	3,182
Collective tax expense impact	—	—	(947)	(1,636)	(1,209)
Deferred tax asset re-measurement	—	—	18,457	—	18,457
Adjustments (non-GAAP)	$—	$—	$20,002	$6,321	$20,430

(2) Represents non-recurring acquisition expense related to the Peoples acquisition.

(3) Represents a special $1,000 bonus payment to 491 associates made in connection with the Tax Cuts and Jobs Act enacted in 2017.

NBHC Total Shareholder Return[1,2]
Since the Last Stock Repurchase Date

October 19, 2016 through December 31, 2018

NBHC
Russell 2000 Index (RTY)
KBW Regional Banking Index (KRX)
Total Return Percentage
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
-10%
10/19/16
01/19/17
04/19/17
07/19/17
10/19/17
01/19/18
04/19/18
07/19/18
10/19/18
+37.4%
+13.6%
+7.8%

[1] This chart presents a comparison of NBHC's performance to the indices named above. It reflects the total return percentage of a share purchased on October 19, 2016 (the date of NBHC's last share buyback), with dividends reinvested.

[2] Past results are not a guarantee of future performance.